Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
January 8, 2008	News Media
	Eric Grant	(202) 624-6091 (Office)
(703) 408-3962 (Cell)

Financial Community
	Melissa E. Adams	(202) 624-6410 (Office)

WGL Holdings’ FY 2008 Performance Expected to Exceed Previous Guidance

WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today announced that it expects fiscal year 2008 financial performance to exceed the high end of the range of its previously-issued guidance for GAAP earnings and for non-GAAP operating earnings.

“Our improved outlook reflects strategic accomplishments in both utility and non-utility segment operations,” said James H. DeGraffenreidt, Jr. Chairman and Chief Executive Officer. “The favorable resolution of utility rate cases in all of our operating jurisdictions and the implementation of incentive-based mechanisms that reward operational excellence are providing new benefits to customers and shareholders. Improved profitability from Washington Gas Energy Services underscores its continuing success in providing gas and electricity commodities in a competitive marketplace.”

Based on preliminary data, the company anticipates GAAP earnings to range from $2.27 to $2.37 per share and non-GAAP operating earnings to range from $2.34 to $2.44 per share. The assumptions used in connection with these updates do not include any effect for revising derivative mark-to-market adjustments beyond those included in the original estimates. The Company uses non-GAAP operating earnings (loss) per share to evaluate our financial performance. Please refer to the attached Reconciliation of GAAP Earnings Guidance to Non-GAAP Earnings Guidance for further descriptions of management’s use of this non-GAAP financial measure and for the supporting reconciliation of GAAP to non-GAAP earnings guidance.

WGL Holdings, Inc.  •  101 Constitution Avenue, N.W.  •  Washington, DC 20080  • www.wglholdings.com

The company expects the projected results for the regulated utility segment to be favorably affected by timing and the terms of the December 28, 2007 approval of a District of Columbia rate case settlement and by better than expected results from its asset optimization program. Results from the company’s unregulated retail energy marketing business, Washington Gas Energy Services are also expected to surpass prior estimates due to higher margins for its electric and gas business principally in the first quarter of fiscal year 2008.

Consistent with past practice, WGL Holdings will provide further details regarding its fiscal year 2008 guidance including segment-specific guidance when it releases its first quarter earnings results after the close of the market on Monday, February 4, 2008. The company will hold a conference call on Tuesday February 5, 2008 at 10:30 a.m. Eastern time. The call will be simulcast on the company’s Web site at www.wglholdings.com and will be available for one week following the live event.

Headquartered in Washington, D.C., WGL Holdings has three operating segments: (i) the regulated utility segment which primarily consists of Washington Gas, a natural gas utility that serves over one million customers throughout metropolitan Washington, D.C., and the surrounding region; (ii) the retail-energy marketing segment which consists of Washington Gas Energy Services, Inc., a third-party marketer that competitively sells natural gas and electricity and (iii) the commercial heating, ventilating and air conditioning (HVAC) segment, which consists of Washington Gas Energy Systems, Inc. Additional information about WGL Holdings is available on our Web site, www.wglholdings.com.

Forward-Looking Statements

This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission.

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WGL Holdings, Inc.  •  101 Constitution Avenue, N.W.  •  Washington, DC 20080  • www.wglholdings.com

WGL HOLDINGS, INC.

RECONCILIATION OF GAAP EARNINGS GUIDANCE TO

NON-GAAP EARNINGS GUIDANCE

FISCAL YEAR ENDED SEPTEMBER 30, 2008

The reconciliation below is provided to clearly identify adjustments made to our estimated fiscal year 2008 diluted earnings per average common share calculated in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to derive estimated fiscal year 2008 non-GAAP operating earnings (loss) per share. Management believes non-GAAP operating earnings (loss) per share provides a more meaningful representation of our earnings from ongoing operations by excluding the effects of: (i) warmer-than-normal/colder-than-normal weather (ii) certain unusual transactions, (iii) unrealized mark-to-market gains and losses from energy-related derivatives and (iv) our discontinued operations. This presentation facilitates analysis by providing a consistent and comparable measure to help management, investors and analysts better understand and evaluate our operating results and performance trends. Additionally, we use this non-GAAP measure to report to the board of directors, evaluate management’s performance and for incentive compensation purposes.

We exclude from non-GAAP operating earnings (loss) per share the effects of warmer-than-normal/colder-than-normal weather to “normalize” weather. Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather. Additionally, we exclude unrealized mark-to-market adjustments for our energy-related derivatives to provide a more transparent and accurate view of the ongoing financial results of our operations. When these derivatives settle, the economic impact is reflected in our non-GAAP operating results, as we are only removing the interim unrealized mark-to-market amounts which are ultimately reversed when the derivatives are settled. These non-GAAP adjustments also assist both management and investors to analyze period-over-period comparisons.

There are limits in using non-GAAP operating earnings (loss) per share to analyze our results, as it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using non-GAAP operating earnings (loss) per share to analyze our earnings may have limited value as it excludes certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with reconciliations to diluted earnings (loss) per average common share, the most directly comparable GAAP financial measure.

WGL Holdings, Inc.  •  101 Constitution Avenue, N.W.  •  Washington, DC 20080  • www.wglholdings.com

WGL Holdings, Inc. and Subsidiaries Fiscal Year Ended September 30, 2008
	Low Point	High Point
GAAP Earnings Guidance Range	$2.27	$2.37
Adjusted for:
Unrealized mark-to-market loss on energy-related derivatives (a)	0.09	0.09
Reversal of costs related to business process outsourcing (b)	(0.02)	(0.02)
Non-GAAP Earnings Guidance Range	$2.34	$2.44

Footnotes:

(a)

Represents the reversal of certain of our existing unrealized mark-to-market positions related to of our energy derivatives that will be recorded to income during fiscal year 2008. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail-energy marketing segment are recorded directly to income. These amounts have not been revised from our original estimates issued on November 7, 2007.

(b)

Represents the estimated reversal of expenses that were incurred in prior fiscal years for initial implementation costs allocable to the District of Columbia associated with our business process outsourcing plan. These expenses will be reversed in the first quarter of fiscal year 2008 due to the approval of 10-year amortization accounting by the District of Columbia Public Service Commission in a December 28, 2007 Final Order.

WGL Holdings, Inc.  •  101 Constitution Avenue, N.W.  •  Washington, DC 20080  • www.wglholdings.com